Exhibit 10.33

February 1st, 2011

Ofer Elyakim

Subject: Update to your Employment Agreement dated June 25th, 2009

Dear Ofer,

The notice period as defined in section 3a of your employment agreement dated June 25th, 2009 shall be increased to nine (9) months from Six (6) month previously.

All other terms and conditions of the current employment agreement (including the Company’s procedures as amended from time to time) remain unchanged and shall apply.

Best Regards,

Tali Chen
Corporate Vice President
Human Resources

2580 North First Street, Suite 460

San Jose, CA 95131